FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 26, 2002

EUROPA CRUISES CORPORATION

DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476

150-153RD Avenue Suite 202
Madeira Beach, Florida 33708
(727) 393-2885

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTOR

James C. Illius, an outside Director of the Company, notified the Company that he was resigning his position as a Director of the Company effective immediately (12:04 PM June 26, 2002). In his letter of resignation, Mr. Illius who has been a Director of the Company since May 1999, gave no reason for his resignation.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA CRUISES CORPORATION

By:	/s/ Deborah A. Vitale

Deborah A. Vitale
President and Chairman of the Board

Dated: June 26, 2002

(Europa Cruises Corporation Letterhead)

James C. Illius
Director
216.267.9400

June 26, 2002

VIA FACSIMILE 703.683.6816 & 727.391.9200

Deborah A. Vitale
President & Chairman of the Board
Europa Cruises Corporation
150-153rd Avenue
Suite 202
Madeira Beach, FL 33708

Dear Chairman Vitale:

Please be advised that effective immediately I resign my position as Director, Europa Cruises Corporation.

Sincerely,

-s- James C. Illius

James C. Illius